UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:
(713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On May 21, 2015, L. William Heiligbrodt, as a result of his announced retirement as of March 4, 2016 from the Company, resigned as Executive Vice President, Principal Financial Officer and Secretary of Carriage Services, Inc. (the “Company”).
Effective May 21, 2015, Carl Benjamin Brink, Treasurer of the Company, will replace Mr. Heiligbrodt as the Company’s Principal Financial Officer. Mr. Brink, age 34, has served as the Treasurer of the Company since 2012 and prior to that, from 2009 to 2012, as the Cash Supervisor of the Company. Mr. Brink has not entered into any material agreement (and no such agreements have been modified) in connection with his appointment.
There are no family relationships among Mr. Brink and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Brink that would require disclosure pursuant to Item 404(a) of Regulation S-K.

ITEM 7.01    REGULATION FD

On May 21, 2015, the Company issued a press release announcing Mr. Heiligbrodt’s retirement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” solely pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits. The following are furnished as part of this current report on Form 8-K:

Exhibit No.	Description of Exhibit

99.1	Press Release dated May 21, 2015, announcing Mr. Heiligbrodt's retirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: May 22, 2015	By:	/s/ Melvin C. Payne
Melvin C. Payne
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press Release dated May 21, 2015, announcing Mr. Heiligbrodt's retirement.